Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, April 23, 2024	INVESTOR RELATIONS CONTACT: Jay Schaefer - (808) 838-6751 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2024 First Quarter Financial Results

HONOLULU — April 23, 2024 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the first quarter of 2024.

"Mahalo to our team for remaining focused on delivering strong operational performance and unparalleled guest experience," said Hawaiian Airlines President and CEO Peter Ingram. "2024 is off to a positive start as we work to start realizing the return on significant investments we’ve made in our business, including rolling out high-speed Starlink WIFI and taking delivery of our first Boeing 787.”

First Quarter 2024- Key Financial Metrics and Results
	GAAP	YoY Change	Adjusted (a)	YoY Change
Net Loss	($137.6M)	($39.3M)	($143.5M)	($31.7M)
Diluted EPS	($2.65)	($0.74)	($2.77)	($0.60)
Pre-tax Margin	(23.7)%	(3.2) pts.	(24.8)%	(1.8) pts.
EBITDA	($109.0M)	($20.8M)	($116.0M)	($12.6M)
Operating Cost per ASM	15.72¢	5.9%	11.82¢	7.1%
Operating Revenue per ASM	12.78¢	2.6%	N/A	N/A

(a) See Table 4 for a reconciliation of adjusted net loss, adjusted diluted EPS, adjusted pre-tax margin, adjusted EBITDA, and adjusted operating cost per ASM (CASM excluding fuel and non-recurring items) to each of their respective most directly comparable GAAP financial measure.

The first quarter loss per share includes ($0.32) per share due to the reduction in the Company’s effective tax rate from 21% to 10%. As of 3/31/2024, the Company has generated federal and state net operating losses (NOLs) of approximately $451 million and $969 million, respectively, which will be used to reduce future cash tax obligations. Analysis under GAAP required us to increase the valuation allowance related to the NOLs which resulted in a lower effective tax rate for the period, decreasing our GAAP tax benefit.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

First Quarter 2024 Highlights

Merger Update

•The Company’s stockholders voted in favor of the merger with Alaska Air Group, Inc. (“Alaska”)

•The Company and Alaska entered into a timing agreement with the Department of Justice (“DOJ”) in which they agreed not to consummate the merger before 90 days following the date on which both parties have certified substantial compliance with the DOJ’s second request for additional information

Liquidity and Capital Resources

As of March 31, 2024, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $897 million
•Liquidity of $1.15 billion, including an undrawn revolving credit facility of $235 million
•Outstanding debt and finance lease obligations of $1.75 billion

Routes and Network

•Began Boeing 787-9 Dreamliner revenue service on April 15, 2024
•Announced new flying from Salt Lake City (SLC) to Honolulu (HNL) and Sacramento (SMF) to Lihu`e (LIH) and Kona (KOA)
•Announced increased summer flights between HNL and Austin (AUS), Boston (BOS), Las Vegas (LAS) and Pago Pago (PPG)
•Hawaiian will also add a fourth daily flight between HNL and Los Angeles (LAX) from May 24 through September 2
•Hawaiian received its second A330-300 freighter from Amazon which will operate between New York’s JFK and San Bernardino (SBD)

Guest Experience

•Starlink inflight connectivity is now available free of charge on board all 18 A321neo aircraft
•Expanded Premium Airport Service product in its Honolulu hub, offering seamless curb-to-aircraft experience with access to new airport private suite, Apt. 1929
•Signed a multi-year distribution agreement with Sabre that will provide Sabre-connected agencies with long-term access to the carrier’s HA Connect™ NDC and traditional EDIFACT content through the Sabre travel marketplace.

Workforce Development
•Partnered with Universal Technical Institute, the transportation, skilled trades and energy education division of UTI, Inc. to expand career opportunities for Universal Technical Institute airframe and powerplant graduates who earn their FAA certifications.

Second Quarter 2024 Outlook

The table below summarizes the Company's expectations for the quarter ending June 30, 2024 expressed as an expected percentage change compared to the results for the quarter ended June 30, 2023. Figures include the expected impacts of the Company’s freighter operation, which are not yet expected to be material.

Item	GAAP Second Quarter 2024 Guidance	Non-GAAP Equivalent	Non-GAAP Second Quarter 2024 Guidance
Available Seat Miles (ASMs)	Up 3.5% to up 6.5%
Operating Revenue per ASM (RASM)	Down 1.5% to up 1.5%
Costs per ASM (CASM)	Up 8.4% to up 10.7%	CASM excluding fuel and non-recurring items (a)	Up 5.0% to up 8.0%
Gallons of Jet Fuel Consumed (b)	Up 2.5% to up 5.5%
Average fuel price per gallon, including taxes and delivery (c)	$2.83	Economic Fuel Price per Gallon (a)(b)(c)	$2.85
Effective Tax Rate	~10%

Full Year 2024 Outlook

The table below summarizes the Company's updated expectations for the full year ending December 31, 2024 expressed as an expected percentage change compared to the results for the year ended December 31, 2023. Figures include the expected impacts of the Company’s freighter operation as the Company establishes its freighter operation.

Item	Prior GAAP Full Year 2024 Guidance	Updated GAAP Full Year 2024 Guidance	Non-GAAP Equivalent	Prior Non-GAAP Full Year 2024 Guidance	Updated Non-GAAP Full Year 2024 Guidance
Available Seat Miles (ASMs)	Up 6.0% to up 9.0%	Up 4.5% to 7.5%
Costs per ASM	Up 0.7% to up 3.0%	Up 4.1% to up 6.3%	CASM excluding fuel and non-recurring items (a)	Flat to up 3.0%	Up 1.0% to up 4.0%
Gallons of Jet Fuel Consumed (b)	Up 4.0% to up 7.0%	Up 3.0% to up 6.0%
Average fuel price per gallon, including taxes and delivery (c)	$2.55	$2.80	Economic Fuel Price per Gallon (a)(b)(c)	$2.59	$2.83
Capital Expenditures	$500M to $550M	No change
(a) See Table 3 and Table 4 for a reconciliation of CASM excluding fuel and non-recurring items and economic fuel price per gallon to each of their respective most directly comparable GAAP financial measures.
(b) Gallons of jet fuel consumed do not include fuel used in the freighter operation, as those expenses are pass-through expenses not born by the Company.
(c) Average fuel price per gallon and economic fuel price per gallon estimates are based on the April 10, 2024 fuel forward curve.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today, April 23, 2024, at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Now in its 95th year of continuous service, Hawaiian is Hawaiʻi's biggest and longest-serving airline. Hawaiian offers approximately 150 daily flights within the Hawaiian Islands, and nonstop flights between Hawaiʻi and 15 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Australia, Cook Islands, Japan, New Zealand, South Korea and Tahiti.
Consumer surveys by Condé Nast Traveler and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawaiʻi. The carrier was named Hawaiʻi's best employer by Forbes in 2022 and has topped Travel + Leisure’s World’s Best list as the No. 1 U.S. airline for the past two years. Hawaiian has also led all U.S. carriers in on-time performance for 18 consecutive years (2004-2021) as reported by the U.S. Department of Transportation.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire. As Hawai‘i’s hometown airline, Hawaiian encourages guests to Travel Pono and experience the islands safely and respectfully.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s work to integrate and capture return on significant investments; expectations for service between Salt Lake City and Honolulu, Sacramento and Lihu`e and Kona, Honolulu and Austin, Boston, Las Vegas, Los Angeles and Pago Pago, and freighter service between New York’s JFK and San Bernardino; statements regarding our multi-year distribution agreement with Sabre; the Company’s outlook for the quarter ending June 30, 2024 and twelve-months ending December 31, 2024; statements regarding the Company's future performance; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The Company is subject to risks, uncertainties and assumptions that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements, including the risks, uncertainties and assumptions discussed from time to time in the Company’s public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2024	2023	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$583,448	$548,526	6.4%
Other	62,119	64,077	(3.1)%
Total	645,567	612,603	5.4%
Operating Expenses:
Wages and benefits	261,935	241,933	8.3%
Aircraft fuel, including taxes and delivery	188,778	197,625	(4.5)%
Maintenance, materials and repairs	70,971	50,287	41.1%
Aircraft and passenger servicing	45,424	42,532	6.8%
Depreciation and amortization	32,967	32,667	0.9%
Aircraft rent	29,706	28,171	5.4%
Commissions and other selling	28,443	28,238	0.7%
Other rentals and landing fees	43,127	38,720	11.4%
Purchased services	38,475	35,072	9.7%
Special items	8,482	—	100.0%
Other	45,905	34,785	32.0%
Total	794,213	730,030	8.8%
Operating Loss	(148,646)	(117,427)	26.6%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(24,069)	(22,880)
Interest income	10,021	16,465
Capitalized interest	3,134	1,458
Losses on fuel derivatives	(582)	(5,065)
Other components of net periodic benefit cost	(927)	(1,494)
Gains on investments, net	470	697
Gains on foreign debt	8,519	2,260
Other, net	(770)	155
Total	(4,204)	(8,404)
Loss Before Income Taxes	(152,850)	(125,831)
Income tax benefit	(15,285)	(27,574)
Net Loss	$(137,565)	$(98,257)
Net Loss Per Share
Basic	$(2.65)	$(1.91)
Diluted	$(2.65)	$(1.91)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,838	51,507
Diluted	51,838	51,507

Hawaiian Holdings, Inc.
Consolidated Balance Sheet

	March 31, 2024 (unaudited)	December 31, 2023
	(in thousands, except shares)
ASSETS
Current Assets:
Cash and cash equivalents	$230,865	$153,273
Restricted cash	17,250	17,250
Short-term investments	666,432	755,224
Accounts receivable, net	99,117	105,858
Income taxes receivable	642	669
Spare parts and supplies, net	65,444	60,115
Prepaid expenses and other	80,304	78,551
Total	1,160,054	1,170,940
Property and equipment, less accumulated depreciation and amortization of $1,160,495 and $1,150,529 as of March 31, 2024 and December 31, 2023, respectively	2,104,442	2,013,616
Other Assets:
Assets held-for-sale	1,091	1,135
Operating lease right-of-use assets	393,769	413,237
Long-term prepayments and other	118,057	121,097
Intangible assets, net	13,500	13,500
Total Assets	$3,790,913	$3,733,525
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$214,848	$199,223
Air traffic liability and current frequent flyer deferred revenue	757,855	633,345
Other accrued liabilities	165,430	175,591
Current maturities of long-term debt, less discount	75,132	43,857
Current maturities of finance lease obligations	8,791	10,053
Current maturities of operating leases	79,281	83,332
Total	1,301,337	1,145,401
Long-Term Debt	1,612,235	1,537,152
Other Liabilities and Deferred Credits:
Noncurrent finance lease obligations	56,269	60,116
Noncurrent operating leases	283,836	303,119
Accumulated pension and other post-retirement benefit obligations	142,367	140,742
Other liabilities and deferred credits	78,499	77,154
Noncurrent frequent flyer deferred revenue	304,099	308,502
Deferred tax liability, net	52,492	65,914
Total	917,562	955,547
Commitments and Contingencies
Shareholders’ Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 51,848.616 and 51,824,362 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	518	518
Capital in excess of par value	294,599	293,797
Accumulated loss	(257,303)	(119,738)
Accumulated other comprehensive loss, net	(78,035)	(79,152)
Total	(40,221)	95,425
Total Liabilities and Shareholders’ Equity	$3,790,913	$3,733,525

Hawaiian Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three months ended March 31,
	2024	2023
	(in thousands)
Net cash provided by Operating Activities	$254	$118,291
Cash flows from Investing Activities:
Additions to property and equipment, including pre-delivery payments	(127,018)	(106,215)
Proceeds from the disposition of aircraft and aircraft related equipment	105	9,563
Purchases of investments	(15,824)	(96,806)
Proceeds from sales and maturities of investments	109,485	144,069
Net cash used in investing activities	(33,252)	(49,389)
Cash flows from Financing Activities:
Long-term borrowings	131,400	—
Repayments of long-term debt and finance lease obligations	(18,760)	(24,953)
Debt issuance costs and discounts	(1,849)	—
Payment for taxes withheld for stock compensation	(201)	(1,066)
Net cash provided by (used in) financing activities	110,590	(26,019)
Net increase in cash and cash equivalents	77,592	42,883
Cash, cash equivalents, and restricted cash - Beginning of Period	170,523	246,620
Cash, cash equivalents, and restricted cash - End of Period	$248,115	$289,503

Table 2.
Hawaiian Holdings, Inc.
Selected Consolidated Statistical Data (unaudited)

	Three months ended March 31,
	2024	2023		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations:
Revenue passengers flown	2,620	2,592		1.1%
Revenue passenger miles (RPM)	4,072,473	3,844,061		5.9%
Available seat miles (ASM)	5,049,598	4,914,619		2.7%
Passenger revenue per RPM (Yield)	14.33 ¢	14.27 ¢		0.4%
Passenger load factor (RPM/ASM)	80.6%	78.2%	2.4	pts.
Passenger revenue per ASM (PRASM)	11.55 ¢	11.16 ¢		3.5%
Total Operations:
Revenue passengers flown	2,621	2,593		1.1%
Revenue passenger miles (RPM)	4,073,159	3,845,978		5.9%
Available seat miles (ASM)	5,050,841	4,917,517		2.7%
Operating revenue per ASM (RASM)	12.78 ¢	12.46 ¢		2.6%
Operating cost per ASM (CASM)	15.72 ¢	14.85 ¢		5.9%
CASM excluding aircraft fuel and non-recurring items (a)	11.82 ¢	11.04 ¢		7.1%
Aircraft fuel expense per ASM (b)	3.74 ¢	4.02 ¢		(7.0)%
Revenue block hours operated	52,141	52,228		(0.2)%
Gallons of jet fuel consumed (c)	67,651	64,853		4.3%
Average cost per gallon of jet fuel (actual) (b)	$2.79	$3.05		(8.5)%

(a)    See Table 4 for a reconciliation of CASM excluding aircraft fuel and non-recurring items to its most directly comparable GAAP financial measure..
(b)    Includes applicable taxes and fees.
(c)    Excludes operations under the ATSA with Amazon.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended March 31,
	2024	2023	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$188,778	$197,625	(4.5)%
Realized losses on settlement of fuel derivative contracts	2,398	1,513	58.5%
Economic fuel expense	$191,176	$199,138	(4.0)%
Fuel gallons consumed	67,651	64,853	4.3%
Economic fuel price per gallon	$2.83	$3.07	(7.8)%

	Estimated three months ending June 30, 2024			Estimated full year ending December 31, 2024
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$192,675	-	$198,314	$772,335	-	$794,830
Realized losses on settlement of fuel derivative contracts	1,456	-	1,456	6,431	-	6,431
Economic fuel expense	$194,131	-	$199,770	$778,766	-	$801,261
Fuel gallons consumed	68,032	-	70,024	275,377		283,398
Economic fuel price per gallon	$2.85	-	$2.85	$2.83	-	$2.83

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including adjusted net loss, adjusted diluted EPS, adjusted pre-tax margin, adjusted EBITDA, and adjusted operating cost per ASM (CASM excluding fuel and non-recurring items). Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The adjustments are described below:

•CBA related expense. In February 2023, pilots represented by the Air Line Pilots Association (ALPA) ratified a new four-year CBA, which included, amongst other things, a signing bonus, pay scale increases across all fleet types, improved health benefits and cost sharing, and enhancements to the Company's postretirement and disability plans. In connection with the ratification, the Company recorded a signing bonus and vacation liability true-up of $17.7 million which were recorded in wages and benefits during the quarter ended March 31, 2023.

•Contract termination amortization. In December 2022, the Company entered into a Memorandum of Understanding (MOU) with one of its third-party service providers to early terminate its Amended and Restated Complete Fleet Services Agreement (Amended CFS) covering A330-200 aircraft. The Amended CFS was originally scheduled to run through December 2027, but was terminated in April 2023. During the three months ended March 31, 2023, the Company recognized approximately $18.1 million in amortization within Maintenance, materials and repairs in the Consolidated Statements of Operations.

•Special items. During the three months ended March 31, 2024, the Company recorded $8.5 million in Special items as a result of expenses related to its merger with Alaska, primarily consisting of legal, advisory, and other fees.

•Gain on sale of commercial real estate. In February 2023, the Company entered into an agreement for the sale of its commercial real estate and recognized a gain on sale of $10.2 million, which was recorded in Other operating expense in the Consolidated Statements of Operations.

•Interest income on federal tax refund. In March 2023, the Company received $4.7 million in interest income in connection with a $66.8 million federal tax refund received related to fiscal year 2018. The interest income received was recorded in Interest income in the Consolidated Statements of Operations.

•Changes in fair value of fuel derivative contracts. Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Unrealized gain on foreign debt. Unrealized gain on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to the Company's functional currency.

•Unrealized gain on equity securities. Unrealized gain on equity securities is driven by changes in market prices and currency fluctuations, which is recorded in Other nonoperating expense in the Consolidated Statements of Operations.
The Company believes that adjusting for the impact of the changes in fair value of equity securities and fuel derivative contracts, fluctuations in exchange rates on debt instruments denominated in foreign currency, and non-recurring expenses and income/gains (including CBA-related, contract termination amortization, special items, interest income on federal tax refund, gain or loss on sale of aircraft, and gain on sale of commercial real estate), helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended March 31,
	2024		2023
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
	(in thousands, except per share data)
Net Loss, as reported	$(137,565)	$(2.65)	$(98,257)	$(1.91)
Adjusted for:
CBA related expense	—	—	17,727	0.35
Contract termination amortization	—	—	(18,114)	(0.35)
Special items	8,482	0.16	—	—
Gain on sale of commercial real estate	—	—	(10,179)	(0.20)
Interest income on federal tax refund	—	—	(4,672)	(0.09)
Changes in fair value of fuel derivative contracts	(1,816)	(0.04)	3,552	0.07
Unrealized gain on foreign debt	(8,555)	(0.17)	(2,488)	(0.05)
Unrealized gain on equity securities	(5,115)	(0.10)	(944)	(0.02)
Tax effect of adjustments	1,037	0.03	1,568	0.03
Adjusted net loss	$(143,532)	$(2.77)	$(111,807)	$(2.17)

Adjusted EBITDA

The Company believes that adjusting earnings for interest, taxes, depreciation and amortization, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges helps investors better analyze the Company's financial performance by allowing for company-to-company and period-over-period comparisons that are unaffected by company-specific or one-time occurrences.

The Company reclassified prior period EBITDA and Adjusted EBITDA to conform to the current period presentation.

	Three months ended March 31,
	2024	2023
	(in thousands)
Net Loss	$(137,565)	$(98,257)
Income tax benefit	(15,285)	(27,574)
Depreciation and amortization	32,967	32,667
Interest expense and amortization of debt discounts and issuance costs	24,069	22,880
Interest income	(10,021)	(16,465)
Capitalized interest	(3,134)	(1,458)
EBITDA, as reported	(108,969)	(88,207)
Adjusted for:
CBA related expense	—	17,727
Contract termination amortization	—	(18,114)
Special items	8,482	—
Gain on sale of commercial real estate	—	(10,179)
Interest income on tax refund	—	(4,672)
Changes in fair value of fuel derivative instruments	(1,816)	3,552
Unrealized gain on foreign debt	(8,555)	(2,488)
Unrealized gain on equity securities	(5,115)	(944)
Adjusted EBITDA	$(115,973)	$(103,325)

Operating Costs per Available Seat Mile (CASM)

The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended March 31,
	2024		2023
	(in thousands, except CASM data)
GAAP Operating Expenses	$794,213		$730,030
Adjusted for:
CBA related expense	—		(17,727)
Contract termination amortization	—		18,114
Special items	(8,482)		—
Gain on sale of commercial real estate	—		10,179
Operating Expenses excluding non-recurring items	$785,731		$740,596
Aircraft fuel, including taxes and delivery	(188,778)		(197,625)
Operating Expenses excluding fuel and non-recurring items	$596,953		$542,971
Available Seat Miles	5,050,841		4,917,517
CASM - GAAP	15.72	¢	14.85	¢
Aircraft fuel, including taxes and delivery	(3.74)		(4.02)
CBA related expense	—		(0.36)
Contract termination amortization	—		0.37
Special items	(0.16)		—
Gain on sale of commercial real estate	—		0.20
CASM excluding fuel and non-recurring items	11.82	¢	11.04	¢

	Estimated three months ending June 30, 2024					Estimated year ending December 31, 2024
	(in thousands, except CASM data)
GAAP operating expenses	$803,834		-	$844,733		$3,273,023		-	$3,438,253
Aircraft fuel, including taxes and delivery	(192,675)		-	(198,314)		(772,335)		-	(794,830)
Less: non recurring items	(7,245)		-	(7,245)		(92,229)		-	(92,229)
Adjusted operating expenses	$603,914		-	$639,174		$2,408,459		-	$2,551,194
Available seat miles	5,189,938		-	5,340,371		21,113,699		-	21,719,834
CASM - GAAP	15.49	¢	-	15.82	¢	15.50	¢	-	15.83	¢
Aircraft fuel, including taxes and delivery	(3.71)		-	(3.71)		(3.66)		-	(3.66)
Non-recurring items	(0.14)		-	(0.14)		(0.44)		-	(0.42)
CASM excluding fuel and non-recurring items	11.64	¢	-	11.97	¢	11.40	¢	-	11.75	¢
Pre-tax margin

The Company excludes changes in fair value of equity securities and fuel derivative contracts, fluctuations and exchange rates on debt instruments denominated in foreign currency, and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended March 31,
	2024	2023
Pre-Tax Margin, as reported	(23.7)%	(20.5)%
CBA ratification bonus	—	2.9
Contract termination amortization	—	(3.0)
Special items	1.3	—
Gain on sale of commercial real estate	—	(1.7)
Interest income on federal tax refund	—	(0.8)
Changes in fair value of fuel derivative contracts	(0.3)	0.6
Unrealized gain on foreign debt	(1.3)	(0.4)
Unrealized (gain) loss on equity securities	(0.8)	(0.1)
Adjusted Pre-Tax Margin	(24.8)%	(23.0)%